Exhibit 99.1

FOR IMMEDIATE RELEASE

CUBIST INCREASES REVENUE 18% TO $238 MILLION IN THE THIRD QUARTER

•    CUBICIN U.S. Net Revenues of $208 Million, Up 12% Over Q3 2011

•    CUBICIN International Revenues Increased 22%, Compared to Q3 2011

•    Non-GAAP Adjusted Operating Income for Q3 2012 Increased 9% Over Q3 2011 to $78 Million; Q3 GAAP Operating Income was $70 Million

Lexington, Mass., October 18, 2012 — Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) today announced results for the third quarter ended September 30, 2012.  The Company will host a conference call and webcast today at 5:00 p.m. ET (details below).

Financial Highlights for the Third Quarter of 2012 (unaudited)

•                  Cubist’s strong double-digit revenue growth continued in the third quarter, with total net revenues up 18% over the same period in 2011. Q3 2012 total net revenues were $238.2 million, compared to $201.7 million in Q3 2011.

•                  U.S. CUBICIN® (daptomycin for injection) net product revenues increased 12% to $208.3 million from $186.4 million in Q3 2011 — marking the second consecutive quarter to exceed $200 million in revenue; CUBICIN international revenues increased 22% to $12.0 million, compared to $9.8 million in Q3 2011.

•                  Non-GAAP adjusted operating income increased 9% to $77.7 million, compared to $71.2 million in Q3 2011; GAAP operating income was $70.4 million, compared to $69.1 million in Q3 2011.

•                  Non-GAAP diluted earnings per share (EPS) decreased 13% to $0.68, compared to $0.78 in Q3 2011; GAAP diluted EPS was $0.55, compared to $0.33 per share in Q3 2011.

“2012 continues to position us well as we drive toward our Building Blocks of Growth five-year goals,” said Michael Bonney, CEO of Cubist. “Our market strength and experience, backed by solid business fundamentals, have allowed us to deliver another quarter of strong growth. With revenue growth of 18% and strong bottom line growth, we’re building on our momentum as we continue to deliver important products to our customers and drive value for our shareholders.”

Service revenues for DIFICID® (fidaxomicin) for the third quarter were $7.2 million. This includes $3.5 million of profit sharing revenue from Optimer Pharmaceuticals, Inc., reflecting over-performance versus revenue goals for the first year of sales of DIFICID under the Company’s co-promotion agreement. ENTEREG® (alvimopan), acquired through our acquisition of Adolor Corporation in December 2011, net product revenues were $10.1 million in the third quarter of 2012.

As of September 30, 2012, Cubist had $911.4 million in cash, cash equivalents and investments. The total number of Cubist’s common shares outstanding as of September 30, 2012, was 64,377,426.

Recent Company Highlights

•                  In October 2012, Cubist submitted applications to the U.S. Food and Drug Administration (FDA) for QIDP (Qualified Infectious Disease Product Designation) under the Generating Antibiotic Incentives Now (GAIN) act for its late-stage investigational antibiotics, CXA-201 (ceftolozane/tazobactam) and CB-315.  A

65 Hayden Avenue, Lexington, MA 02421  P 781.860.8660  F 781.861.0566  www.cubist.com response from the FDA is expected within 60 days of submission.  If granted, the designations would respectively qualify CXA-201 and CB-315 for a five year extension of Hatch-Waxman exclusivity, priority review and eligibility for fast-track status.

•                  On October 16, 2012, Cubist announced plans to present posters on selected studies at IDWeek. The studies focus on CXA-201, as well as on CUBICIN.

•                  In September 2012, at the 52nd Annual Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC), Cubist presented posters on CXA-201 and CB-315, as well as CUBICIN.

•                  On September 4, 2012, Cubist announced the appointment of Patrick Vink, M.D., as Senior Vice President and General Manager of its International Business.

“There exists growing recognition of the imperative need for important new medicines to treat patients in the acute care/hospital setting,” said Bonney. “With Cubist’s outstanding late-stage pipeline and significant experience and insights into the market, we are well positioned to make meaningful improvements in the lives of patients.”

Use of Non-GAAP Financial Measures

Non-GAAP net income, non-GAAP EPS and non-GAAP adjusted operating income exclude non-cash or non-operational activities.  As a result, Cubist uses these measures to assess and analyze its operational results and trends and to make financial and operational decisions.  Cubist also believes these non-GAAP financial measures are useful to investors because they provide greater transparency regarding Cubist’s operating performance.  These non-GAAP financial measures should not be considered an alternative to measurements required by GAAP, such as operating income, net income and EPS, and should not be considered measures of Cubist’s liquidity.  In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies.  Reconciliations between non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

***********************CONFERENCE CALL & WEBCAST INFORMATION***********************

CUBIST Q3 2012 FINANCIAL RESULTS

Thursday, October 18, 2012 at 5:00 p.m. ET

U.S./Canada Attendee Dial-in: (855) 319-7654

International Attendee Dial-in: (484) 756-4327

Attendee Passcode: 13972921

24-HOUR REPLAY U.S./CANADA: (855) 859-2056

24-HOUR REPLAY INTERNATIONAL: (404) 537-3406

Conference ID: 31041929

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

www.tinyurl.com/cubist3Q12

Attendee Password: 101812

Replay will be available for 90 days via the Internet at www.cubist.com

*********************************************************************************

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address significant unmet medical needs in the acute care environment. Cubist is headquartered in Lexington, Mass. Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist Safe Harbor Statement

This press release includes forward-looking statements, including, without limitation, statements regarding: (i) the expected timing of a response from the FDA on our applications for QIDP and the anticipated impact of a favorable result on CXA-201 (ceftolozane/tazobactam) and CB-315; and (ii) our belief that 2012 has positioned us well to drive toward our Building Blocks of Growth five-year goals. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: the timing and outcome of a response from the FDA to our applications for QIDP and those additional factors discussed in Item 1A of our quarterly report on Form 10-Q for the period ended June 30, 2012 under the caption “Risk Factors” as filed with the Securities and Exchange Commission on August 7, 2012. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements.

Cubist, CUBICIN and ENTEREG are registered trademarks of Cubist Pharmaceuticals, Inc.

DIFICID is a registered trademark of Optimer Pharmaceuticals, Inc.

Contacts:

INVESTORS:	MEDIA:
Cubist Pharmaceuticals, Inc.	Cubist Pharmaceuticals, Inc.
Eileen C. McIntyre	Julie DiCarlo
Senior Director, Investor Relations	Senior Director, Corporate Communications
(781) 860-8533	(781) 860-8063
eileen.mcintyre@cubist.com	julie.dicarlo@cubist.com

Tables Follow

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	September 30,	December 31,
	2012	2011

ASSETS
Cash, cash equivalents and investments	$911,385	$867,695
Accounts receivable, net	94,361	87,800
Inventory	71,436	70,000
Property and equipment, net	164,826	168,425
Deferred tax assets, net	15,556	16,189
In-process research and development	311,400	311,400
Other assets	342,660	365,946

Total assets	$1,911,624	$1,887,455

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$143,680	$177,378
Deferred tax liabilities, net	127,383	143,177
Deferred revenue	37,711	31,524
Contingent consideration	225,230	248,234
Debt and other liabilities, net	427,960	487,285
Total liabilities	961,964	1,087,598

Total stockholders’ equity	949,660	799,857

Total liabilities and stockholders’ equity	$1,911,624	$1,887,455

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(in thousands, except share and per share data)

	Three months ended				Nine months ended
	September 30,				September 30,
	2012		2011		2012		2011

Revenues:
U.S. CUBICIN product revenues, net	$208,272		$186,433		$593,159		$508,724
U.S. ENTEREG product revenues, net	10,082		—		29,230		—
Total U.S. product revenues, net	218,354		186,433		622,389		508,724
International product revenues	11,959		9,778		35,976		25,825
Service revenues	7,215		3,020		19,544		3,020
Other revenues	653		2,467		2,531		3,498
Total revenues, net	238,181		201,698		680,440		541,067

Costs and expenses:
Cost of product revenues	55,740		48,380		168,583		123,933
Research and development	70,197		46,171		188,575		128,458
Contingent consideration	1,473		2,069		6,996		84,983
Selling, general and administrative	40,420		35,949		124,455		114,454
Total costs and expenses	167,830		132,569		488,609		451,828

Operating income	70,351		69,129		191,831		89,239

Other income (expense), net	(10,171)		(6,813)		(29,957)		(20,581)

Income before income taxes	60,180		62,316		161,874		68,658

Provision for income taxes	19,859		38,081		45,636		42,453

Net income	$40,321		$24,235		$116,238		$26,205

Basic earnings per share	$0.63		$0.40		$1.83		$0.43
Diluted earnings per share	$0.55	(1)	$0.33	(1)	$1.59	(2)	$0.41	(2)

Shares used in calculating:
Basic earnings per share	64,048,673		61,238,131		63,521,491		60,411,324
Diluted earnings per share	82,856,912		82,528,893		81,251,074		77,834,805

(1) Includes add back of interest expense, debt issuance costs and debt discount amortization on 2.50% notes and 2.25% notes to income, net of tax effect

(2) Includes add back of interest expense, debt issuance costs and debt discount amortization on 2.50% notes to income, net of tax effect

CUBIST PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

UNAUDITED

(in thousands, except share and per share data)

	Three months ended				Nine months ended
	September 30,				September 30,
	2012		2011		2012		2011

Reconciliation of GAAP net income to non-GAAP proforma net income

GAAP net income	$40,321		$24,235		$116,238		$26,205

Non-cash debt discount amortization	3,963		4,653		13,444		13,707

Loss on partial extinguishment of 2.25% Notes	—		—		3,728		—

Loss on disposal of property and equipment	3,248		—		3,248		—

ENTEREG intangible asset amortization	4,589		—		13,766		—

ENTEREG inventory step-up	960		—		2,329		—

Expenses related to the acquisition of Adolor	356		—		5,393		—

Contingent consideration	1,473		2,069		6,996		84,983

Reversal of reserve for uncertain tax positions	—		—		(10,961)		—

Non-cash tax adjustment	(1,087)		31,448		20,887		20,306

Non-GAAP proforma net income	$53,823		$62,405		$175,068		$145,201

Non-GAAP basic earnings per share	$0.84		$1.02		$2.76		$2.40
Non-GAAP diluted earnings per share	$0.68	(1)	$0.78	(1)	$2.18	(1)	$1.86	(1)

Shares used in calculating:
Non-GAAP basic earnings per share	64,048,673		61,238,131		63,521,491		60,411,324
Non-GAAP diluted earnings per share	82,856,912		82,528,893		83,772,930		81,384,182

(1) Includes add back of interest expense and debt issuance costs on 2.25% notes and 2.50% notes to income, net of tax effect

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011

Reconciliation of GAAP operating income to non-GAAP adjusted operating income

Operating income	$70,351	$69,129	$191,831	$89,239

ENTEREG intangible asset amortization	4,589	—	13,766	—

ENTEREG inventory step-up	960	—	2,329	—

Expenses related to the acquisition of Adolor	356	—	5,393	—

Contingent consideration	1,473	2,069	6,996	84,983

Non-GAAP adjusted operating income	$77,729	$71,198	$220,315	$174,222

CUBIST PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

UNAUDITED

(in thousands, except share and per share data)

	Three months ended				Nine months ended
	September 30,				September 30,
	2012		2011		2012		2011
Reconciliation of GAAP basic earnings per share to non-GAAP basic earnings per share
Non-GAAP basic net income - from table above	$53,823		$62,405		$175,068		$145,201

GAAP and Non-GAAP basic shares	64,048,673		61,238,131		63,521,491		60,411,324

GAAP basic earnings per share	$0.63		$0.40		$1.83		$0.43
Non-GAAP adjustments - from table above	0.21		0.62		0.93		1.97
Non-GAAP basic earnings per share	$0.84		$1.02		$2.76		$2.40

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share
Non-GAAP basic net income - from table above	$53,823		$62,405		$175,068		$145,201
Non-GAAP dilutive adjustments	2,244	(1)	1,956	(1)	7,162	(1)	5,975	(1)
Non-GAAP diluted net income	$56,067		$64,361		$182,230		$151,176

GAAP diluted shares	82,856,912		82,528,893		81,251,074		77,834,805
Non-GAAP dilutive adjustments	—		—		2,521,856	(2)	3,549,377	(2)
Non-GAAP diluted shares	82,856,912		82,528,893		83,772,930		81,384,182

GAAP diluted earnings per share	$0.55		$0.33		$1.59		$0.41
Non-GAAP dilutive adjustments	0.13		0.45		0.59		1.45
Non-GAAP diluted earnings per share	$0.68		$0.78		$2.18		$1.86

(1) Includes add back of interest expense and debt issuance costs on 2.25% notes and 2.50% notes to income, net of tax effect

(2) Weighted average shares issued on full conversion